SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         April 15, 2003
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                              ALABAMA POWER COMPANY
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             (Exact name of registrant as specified in its charter)

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      Alabama                         1-3164                     63-0004250
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(State or other jurisdiction   (Commission File   (IRS Employer Identification
        of incorporation)         Number)                     No.)


                600 North 18th Street, Birmingham, Alabama            35291
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           (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code        (205) 257-1000
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                                       N/A
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    (Former name or former address, if changed since last report.)



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Item 5.         Other Events.
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                On April 15, 2003, Alabama Power Company (the "Company") entered into an Underwriting Agreement covering the issue and sale by the Company of $195,000,000 aggregate principal amount of its Series W Floating Rate Extendible Senior Notes (the "Series W Senior Notes"). Said notes were registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the shelf registration statement (Registration Nos. 333-100721, 333-100721-01
333-100721-02 and 333-100721-03) of the Company.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.
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                (c) Exhibits.

                  1.1 Underwriting Agreement, dated April 15, 2003 relating to the Series W Senior Notes among the Company and Lehman Brothers Inc., BNY Capital Markets, Inc. and The Williams Capital Group, L.P. as the Underwriters.

                  4.2 Twenty-Third Supplemental Indenture to Senior Note Indenture dated as of April 23, 2003, providing for the issuance of the Series W Senior Notes.

                  4.7     Forms of Series W Senior Note (included in Exhibit
                          4.2 above).

                  5.1 Opinion of Balch & Bingham LLP relating to the Series W Senior Notes.

                 12.1     Computation of ratio of earnings to fixed charges.



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                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     April 23, 2003


                                               ALABAMA POWER COMPANY



                                               By /s/Wayne Boston
                                                  Wayne Boston
                                                 Assistant Secretary